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                                                    Exhibit 10.2
[LOGO]

                                SCHEDULE TO
                       LOAN AND SECURITY AGREEMENT

BORROWERS:  SA TELECOMMUNICATIONS, INC.   ("STEL")
            U.S. COMMUNICATIONS, INC. ("USCI")
            LONG DISTANCE NETWORK, INC. ("LONG DISTANCE")
            SOUTHWEST LONG DISTANCE NETWORK, INC. ("SOUTHWEST")

DATE:          DECEMBER 26, 1996

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK BUSINESS CREDIT, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION ("GBC") and the above-borrowers (jointly and severally, the "Borrower") of even date.

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1.  CREDIT LIMIT

     (Section 1.1):    An amount not to exceed the lesser of: (i) $10,000,000 at
                       any one time outstanding (the "Overall Credit Limit"); or
                       (ii) 80% of the amount of Borrower's Eligible Receivables
                       (as defined in Section 8 above). Loans will be made to each Borrower based on the Eligible Receivables of each Borrower, subject to the Overall Credit Limit set forth above for all Loans to all Borrowers combined.

==============================================================================

2.  INTEREST.

       INTEREST RATE (Section 1.2):

                       Subject in all respects to Exhibit C hereto, the interest rate in effect throughout each calendar month during the term of this Agreement shall be the lesser of (a) the maximum rate permitted by applicable law, or (b) the highest "Prime Rate" in effect during such month, plus 2.5% per annum, provided that the interest rate in effect in each month shall not be less than 9% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks. Interest charged throughout each month shall be based on the highest Prime Rate in effect during such month.

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       GREYROCK BUSINESS CREDIT        SCHEDULE TO LOAN AND SECURITY AGREEMENT


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3.  FEES (Section 1.3/Section 6.2):

      Loan Fee:         $100,000, payable concurrently herewith.

      Unused Line Fee:  In the event accrued interest in any month is less than
                        $10,000, Borrower shall pay GBC an unused line fee in an amount equal to the difference between $10,000 and interest accrued during such month. The unused line fee represents compensation to GBC for having Loans available to Borrower. The unused line fee shall be payable on the last day of each month and may be charged by GBC to the Borrower's Loan account.

      Termination Fee:  $10,000 per month for each month (or portion thereof)
                        from the effective date of termination to the Maturity Date; provided that no Termination Fee shall be charged if termination occurs after the first anniversary of the date of this Agreement.

      NSF Check Charge: $15.00 per item.

      Wire Transfers:   $15.00 per transfer.

==============================================================================

4.  MATURITY DATE
     (Section 6.1):     DECEMBER 31, 1997, subject to automatic renewal as
                        provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

==============================================================================

5.  REPORTING.
     (Section 5.2):

                     Borrower shall provide GBC with the following:

                     1. Annual financial statements (consolidated and consolidating), as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to GBC.

                     2. Quarterly unaudited financial statements (consolidated and consolidating), as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower.

                     3. Monthly unaudited financial statements (consolidated and consolidating), as soon as available, and in any event within 45 days after the end of each month.

                     4. Monthly Receivable agings, aged by invoice date, within 15 days after the end of each month.

                     5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 15 days after the end of each month.



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       GREYROCK BUSINESS CREDIT        SCHEDULE TO LOAN AND SECURITY AGREEMENT

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6.  BORROWER INFORMATION:

       PRIOR NAMES OF
       BORROWER
       (Section 3.2):     As set forth in Representations and Warranties
                          of Borrower dated December 2, 1996 (the
                          "Representations").

       PRIOR TRADE
       NAMES OF BORROWER
       (Section 3.2):     As set forth in the Representations.

       EXISTING TRADE
       NAMES OF BORROWER
       (Section 3.2):     As set forth in the Representations.

       OTHER LOCATIONS
       AND ADDRESSES
       (Section 3.3):     As set forth in the Representations.

       MATERIAL ADVERSE
       LITIGATION
       (Section 3.10):    See Exhibit B

==============================================================================

7.  NEGATIVE COVENANTS-EXCEPTIONS:

                          Notwithstanding the provisions of Section 5.5, the following shall be permitted:

                          (a) Mergers and consolidations between two entities which are both Borrowers, mergers and consolidations of a subsidiary of a Borrower into such Borrower, and other mergers and consolidations if a Borrower is the surviving corporation in such merger.

                          (b) Sale or transfer of all or substantially all of the assets of a Borrower to another Borrower.

                          (c) Acquisitions of assets or business by a Borrower, provided the assets acquired are not subject to any liens or encumbrances other than Permitted Liens.

                          (d) Payment of stock dividends, or issuance of capital stock, or liens on the treasury or outstanding capital stock of STEL.

                          (e) Payment of cash dividends on STEL's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") in an aggregate amount not to exceed $164,000 in any fiscal year of the Borrower (computed on a non-cumulative basis).

                          (f) Sale of the international call back business and related assets (other than any Receivables with respect to which Loans are outstanding or any customer lists or other General Intangibles relating thereto), in a good faith arm's length transaction. GBC shall execute and deliver UCC-2 releases with respect to sales permitted under this clause (f) on written request by the Borrower.

                          (g) Sale of Collateral as a part of the sale of a business or line of business, which was acquired after the date hereof (other than any Receivables with respect to which Loans are outstanding or any customer lists or other General Intangibles relating thereto), in a good faith arm's length transaction. GBC shall execute and deliver UCC-2

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       GREYROCK BUSINESS CREDIT        SCHEDULE TO LOAN AND SECURITY AGREEMENT


                          releases with respect to sales permitted under this clause (g) on written request by the Borrower.

                          (h) Repurchase stock, options or warrants under any stock option plan in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower (computed on a non-cumulative basis).

                          (i) Redeem Preferred Stock after July 1, 2000, for an aggregate amount not to exceed $2,204,000 in any fiscal year of the Borrower (computed on a non-cumulative basis).

                          (j) Guaranty the obligations of any other Borrower or any subsidiary of any Borrower, or continue in effect any guarantees in existence on the date of this Agreement.

                          (k) Make loans (i) to officers and directors of any Borrower not exceeding at any one time an aggregate of $200,000 outstanding, (ii) to employees, officers and directors of any Borrower arising from the exercise of options to purchase stock of any Borrower, provided Borrower does not make any cash advance in connection therewith, (iii) which are travel advances to officers and employees in the ordinary course of business, (iv) which are progress payments, advances against commissions, prepaid rent or security deposits in the ordinary course of business, (v) from one Borrower to another Borrower or to a direct or indirect subsidiary of a Borrower.

                          Borrower shall provide GBC with written notice of any of the actions in clauses (a)-(c) above at least 15 days before taking any such action.

                          Borrower shall provide GBC with written notice of any of the actions in clauses (e)-(i) above within 30 days after taking any such action.

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8.  OTHER PROVISIONS:

                          (1) CORPORATE STRUCTURE. Borrower represents and warrants that:

                               (a) STEL is a holding company which owns 100% of the issued and outstanding shares of stock of USCI, Long Distance, and North American.

                               (b)  USCI owns 100% of the issued and
                                    outstanding shares of stock of Southwest
                                    Long Distance Network, Inc. ("Southwest").

                               (c)  STEL also owns 100% of the issued and
                                    outstanding shares of stock of Baltic
                                    States and CIS Ventures, Inc. ("Baltic"), and CIS Intelligence Information Services, Inc. ("CIS"), all of which are and shall continue to be inactive corporations, without assets, and all of which shall be dissolved by June 30, 1997. On or before said date, Borrower shall give GBC evidence confirming the dissolution of said corporations.

                               (d)  Baltic also owns 50% of the issued and
                                    outstanding shares of stock of Intertex
                                    Trading Corporation ("Intertex"), which is and shall continue to be an inactive corporation, without assets.

                               (e)  STEL also owns 100% of the issued and
                                    outstanding shares of Uniquest
                                    Communications, Inc.  ("Unitex").

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       GREYROCK BUSINESS CREDIT        SCHEDULE TO LOAN AND SECURITY AGREEMENT

==============================================================================

                          (2) CONTINUING GUARANTEES. Concurrently, each Borrower shall execute and deliver Continuing Guarantees, on GBC's standard form, with respect to each other Borrower, and Borrower shall cause North American, Baltic, CIS, and Unitex to execute and deliver Continuing Guarantees, on GBC's standard form, with respect to each Borrower, together with security agreements granting security interests in all of their assets to secure said guarantees, on GBC's standard form. Borrower shall cause all guarantees referred to in this Section 7(2) to continue in full force and effect so long as any Obligations are outstanding and throughout the term of this Agreement.

                          (3) FUTURE SUBSIDIARIES. If, in the future any Borrower directly or indirectly acquires a subsidiary of which it owns more than 50% of the outstanding shares (a "Future Subsidiary"), Borrower shall cause the Future Subsidiary, simultaneously with, or within 10 Business Days after its formation or acquisition, to join as an additional Borrower under this Agreement, subject to all of the terms and conditions of this Agreement, provided such Future Subsidiary is acceptable to GBC.

                          (4) STOCK PLEDGES. Concurrently, STEL shall execute and deliver a Stock Pledge Agreement, on GBC's standard form, with respect to all of the outstanding stock of USCI, Long Distance, North American and Unitex. Concurrently, USCI shall execute and deliver a Stock Pledge Agreement, on GBC's standard form, with respect to all of the outstanding stock of Southwest. Borrower shall cause all stock owned by a Borrower in any Future Subsidiary to be pledged to GBC pursuant to a Stock Pledge Agreement, on GBC's standard form, simultaneously with, or within 10 Business Days after the formation or acquisition of the Future Subsidiary. Borrower shall cause all Stock Pledge Agreements referred to in this Section 7(4) to continue in full force and effect so long as any Obligations are outstanding and throughout the term of this Agreement.

Borrower:                                GBC:

  SA TELECOMMUNICATIONS, INC.              GREYROCK BUSINESS CREDIT,
                                           a Division of NationsCredit
                                          Commercial Corporation

  By J. David Darnell                     By  /s/ Ian Schneider
    ---------------------------------         ---------------------------------
     Vice President-Finance             Title Chief Operating Officer


Borrower:                                Borrower:

  U.S. COMMUNICATIONS, INC.                LONG DISTANCE NETWORK, INC.


  By  /s/ J. David Darnell                 By  /s/ J. David Darnell
    ---------------------------------        ---------------------------------
     Vice President                          Vice President




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       GREYROCK BUSINESS CREDIT        SCHEDULE TO LOAN AND SECURITY AGREEMENT


                                         Borrower:

                                           SOUTHWEST LONG DISTANCE NETWORK, INC.


                                           By  /s/ J. David Darnell
                                             ---------------------------------
                                              Vice President
















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                                  EXHIBIT A

                                EXISTING LIENS

                    THOSE SHOWN ON THE FOLLOWING UCC SEARCHES














                                      -1-

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                                   EXHIBIT B

                               MATERIAL ADVERSE
                                  LITIGATION

1. Silvio Avyam vs. SA Holdings, Inc. and North American Telecommunications Corporation, Cause No. 95-07136-E, 101st Judicial District Court, Dallas County, Texas, filed July 20, 1995. This litigation alleges damages in excess of $1,500,000 for alleged breach of contract, breach of fiduciary duty, conspiracy and fraud arising out of the termination of the plaintiff's consulting agreement with North American. The defendants have filed counterclaims and believe they have meritorious defenses to the claims made. The case is currently in discovery. A trial date has not yet been set.










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                                    EXHIBIT C

                               MAXIMUM INTEREST RATE

     (a) Notwithstanding the foregoing provisions of Section 2 of the Schedule regarding the rates of interest applicable to the Loans, if at any time the amount of such interest computed on the basis of the interest rate specified therein (the "Applicable Interest Rate") would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and GBC (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Prime Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Interest Rate.

     (b) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between the Borrower and the GBC or default of the Borrower, or the exercise by the GBC of the right to accelerate the payment of the maturity of principal and interest or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the GBC, or the arising of any contingency whatsoever, shall entitle the GBC to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and BONA FIDE error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Obligations; and third, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The Borrower recognizes that, with fluctuations in the Applicable Interest Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against GBC, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by GBC, all interest at any time contracted for, charged or received by the GBC in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

     (c) The provisions of this Exhibit C shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of the GBC with respect to the Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Exhibit C is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of the Borrower (or other obligor) asserted by the GBC thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Exhibit C.

     (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents that is presently allowed by applicable state or federal law, then the limitation of interest under this Exhibit C shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase

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  GREYROCK BUSINESS CREDIT          SCHEDULE TO LOAN AND SECURITY AGREEMENT
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shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the GBC by reason thereof shall be payable upon demand.








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